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                                                                     EXHIBIT 4.2

                             SUBSCRIPTION AGREEMENT
                    Mewbourne Energy 04-05 Drilling Programs

         The undersigned hereby subscribes for, and if accepted by Mewbourne Development Corporation (the "Managing Partner"), in its capacity as managing general partner of the limited partnership indicated below (the "Partnership"), agrees to purchase that certain dollar amount indicated below of Interests at $1,000 per Interest. Enclosed please find my check in the amount of $________________ made payable to "Regions Bank - Tyler, Escrow Agent for Mewbourne." Defined terms used and not defined herein shall have the meaning assigned to such terms in the Agreement of Partnership for the Partnership (the "Agreement of Partnership"). With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Subscription Instructions attached as Exhibit C to the Prospectus and in the Prospectus, I hereby:

INITIAL

_____                      (a)      Acknowledge that I have received a copy of
                  the Prospectus for the Partnership.

_____                      (b)      Represent that I have either (a) a minimum
                  annual gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

_____                      (c)      If a resident of ARIZONA, CALIFORNIA, IDAHO,
                  IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA, OREGON, PENNSYLVANIA, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VERMONT, VIRGINIA, WASHINGTON OR WEST VIRGINIA, represent that I am aware of and satisfy the additional suitability and other requirements stated in Exhibit C to the Prospectus.

_____                      (d)      Represent that I am an "Eligible Citizen" as
                  defined in the Prospectus.

_____                      (e)      Represent that (i) if an individual, I am
                  over 21 years of age, (ii) if an association, all of the members are of such age, (iii) if a corporation, it is authorized and otherwise duly qualified to hold an interest in the Partnership and to hold Leases and interests therein and is (or at the request of the Managing Partner will promptly become) qualified to do business in each jurisdiction in which the business or activities of the Partnership necessitate such qualification, and (iv) if a fiduciary, I would qualify under clauses (i), (ii) or (iii) of this Section (e) and am acting for a person who would so qualify except that such person is under 21 years of age.

_____                      (f)      Except as set forth in (g) below, represent
                  that I am purchasing Interests for my own account and will be sole party in interest with respect to the acquired Interests and will have all legal, beneficial and equitable rights in such Interests.

_____                      (g)      If a fiduciary, represent that (i) I am
                  purchasing for a person or entity having the appropriate income and/or net worth and is an "Eligible Citizen" as specified in (b) through (f) above, (ii) if I am the donor of the funds for investment in the Partnership, I have the appropriate income and/or net worth specified in this Subscription Agreement, and (iii) if either the beneficiary of the fiduciary account is, or I am, a resident of NORTH CAROLINA, the suitability standards set forth in this Subscription Agreement are met by me or the fiduciary account or by the donor who directly or indirectly supplies the funds for the investment in the Interests.

_____                      (h)      Certify that the number shown as my Social
                  Security or Taxpayer Identification Number on the signature page is correct and that I am not subject to backup withholding under the Code.

_____                      (i)      Represent that I have the right, power and
                  authority to enter into this Subscription Agreement, the Agreement of Partnership, to become an Investor Partner and to perform my obligations thereunder.

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_____                      (j)      Agree that my completion and execution of
                  this Subscription Agreement also constitutes my execution of the Agreement of Partnership and the Certificate of Limited Partnership of the Partnership, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and will be bound by the terms and provisions of the Agreement of Partnership of the Partnership.

_____                      (k)      Agree that the Managing Partner in its sole
                  and absolute discretion shall have the right not to form the Partnership and to terminate the offering of Interests therein at any time and to reject this subscription.

_____                      (l)      Make the Power of Attorney set forth in
                  Section 10.2 of the Agreement of Partnership of the Partnership.

_____                      (m)      Unless it is indicated on the next page that
                  I am a foreign person or foreign entity, (i) certify that, if the subscriber is an individual, the subscriber is not a nonresident alien for the purposes of United States federal income taxation or, if the subscriber is a corporation, partnership, trust, or estate, the subscriber is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and regulations promulgated thereunder), (ii) declare under penalties of perjury that the foregoing certification and the name, identifying number, home address (in the case of an individual) or office address (in the case of an entity), and place of incorporation (in the case of a corporation) of the subscriber is to the best of my knowledge and belief true, correct, and complete, and (iii) agree to inform the Managing Partner if the subscriber becomes a nonresident alien or a foreign person at any time during the three year period immediately following the date of this Subscription Agreement.

_____                      (n)      Agree not to file the statement described in
                  Section 6224(c)(3)(B) of the Internal Revenue Code prohibiting the Managing Partner, as the tax matters partner for the Partnership, from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Code Section 6231(a)(3)) of the Partnership.

_____                      (o)      Agree that the Managing Partner is
                  authorized to file a copy of this Subscription Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect my waiver of rights under this Subscription Agreement.

_____                      (p)      Agree that the foregoing representations,
                  warranties and agreements shall remain true and accurate during the term of the Partnership, and I will neither take action nor permit action to be taken which would cause any of them to become untrue or inaccurate. In the event that I become aware that any such representation, warranty or agreement has become untrue or inaccurate at any time, I shall immediately notify the Managing Partner and provide the Managing Partner with such other information and statements and grant to the Managing Partner such power of attorney as the Managing Partner may request.

_____                      (q)      Acknowledge that there is no market for
                  resale of the Interests subscribed hereby, nor is a market expected to develop, and the investment subscribed hereby is not liquid.

         THE UNDERSIGNED MUST INITIAL EACH OF THE ABOVE REPRESENTATIONS IN THE SPACE PROVIDED.

         NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION WHICH I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

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                              NOTICES TO SUBSCRIBER

                  (1) The purchase of Interests as a General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing Partner, as described in "Risk Factors" in the Prospectus.

                  (2) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Interests, including the following: (i) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (ii) the financial hazards involved in the offering, including the risk of losing my entire investment; (iii) the lack of liquidity of this investment; (iv) the restrictions of transferability of the Interests; and (v) the tax consequences of the investment.

         Subscriptions shall be accepted or rejected by the Managing Partner within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately. Any amendment to this Subscription Agreement shall be made only upon execution of a written consent by the subscriber, the Managing Partner, and the Partnership. This Subscription Agreement shall be governed and enforced in accordance with the laws of the State of Texas. The representations, warranties, and covenants contained herein will inure to the benefit of, and be binding upon the subscriber, the Managing Partner, the Partnership, and the subscriber's and their respective successors, heirs, representatives, and assigns.

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

                         SEND SUBSCRIPTION AND CHECK TO:

                        REGIONS BANK-TYLER, ESCROW AGENT
                                TRUST DEPARTMENT
                            100 EAST FERGUSON STREET
                               TYLER, TEXAS 75702
                                 (903) 535-4200

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

                         TO BE COMPLETED BY APPLICANT(S)

         The undersigned subscribes to the Partnership indicated below in the amount indicated below. The minimum subscription per Partnership is $20,000 (twenty Interests), with additional amounts available in $1,000 increments (one Interest).

SUBSCRIPTION: $_____________      PARTNERSHIP: Mewbourne Energy Partners ____-A,
L.P.

Type of Interests Purchased:   / General Partner Interests      IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR
                                                                SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION
                                                                AGREEMENT AND YOUR MONEY TO YOU.
                               / Limited Partner Interests

Check one:

_  Individual                                 _  Partnership                              _  Trust
_  Community Property                         _  Corporation ____________                    _  Grantor
_  Tenants in Common                                        (Place of Incorporation)         _  Other
_  Joint tenants with right of survivorship   _  Foreign person or entity                 _  Other (________________) please specify

________________________________________________________________________________
Print Name(s) in which Interests should be registered

________________________________________________________________________________
Print Name(s) in which Interests should be registered

________________________________________________________________________________
Mailing Address

___________________________     ____________       __________________________
City                            State              Investor's State of Residence

__________________         __________________          _______________________
Zip Code                       SS#/Tax ID#                    Phone No.

____________________________________
Account Number (if applicable)

CUSTODIAN OR CHECKS PAYABLE TO OTHERS (OPTIONAL)

Checks will be payable to the registration name and address shown above, unless otherwise specified below.

________________________________________________________________________________
Person/Entity

________________________________________________________________________________
For the Benefit of

________________________________________________________________________________
Account No.

________________________________________________________________________________
Mailing Address for Distribution Checks

________________________________________________________________________________
City                  State            Zip Code             Tax ID#

                         SIGNATURE AND POWER OF ATTORNEY

         I hereby appoint Mewbourne Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Agreement of Partnership, and as more fully described in Article X of the Agreement of Partnership.

         I AM AWARE OF, AGREE AND SATISFY THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS IN THIS SUBSCRIPTION AGREEMENT AND IN THE SPECIAL SUBSCRIPTION INSTRUCTIONS ATTACHED AS EXHIBIT C TO THE PROSPECTUS.

___________________________________           __________________________________
     Signature of Applicant or                 Signature of Joint Applicant or
     Authorized Representative*                  Authorized Representative*

Date:______________________________           Date:_____________________________

* An "Authorized Representative" may not execute this subscription agreement for individual investors residing in the following jurisdictions: MICHIGAN, NORTH CAROLINA, OHIO, PENNSYLVANIA, AND TENNESSEE.

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

SUBSCRIBERS ARE URGED TO CAREFULLY READ THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT D TO THE PROSPECTUS BEFORE EXECUTING THIS AGREEMENT. A SUBSCRIBER MUST INITIAL IN THE SPACE PROVIDED EACH OF THE REPRESENTATIONS MADE BY THE SUBSCRIBER HEREIN.

                         FOR SOLICITING DEALER USE ONLY

________________________________________________________________________________
Firm
____________________________________________________
         _________________________
Branch Office Address                                                  Phone No.

___________________________         _____________            ___________________
City                                    State                     Zip Code

___________________________
Representative's Number

_____________________________________________
Signature of Registered Representative

_______________________________________ _______________________________________
Print Name of Registered Representative Authorized Signature for Branch Manager+

+ By signing on this line I hereby represent that I have discharged my affirmative obligations under Sections 3 and 4 of Rule 2810 of the NASD Rules of Fair Practice and that I have reasonable grounds to believe, on the basis of information obtained from the applicant concerning his/her investment objectives, other investments, financial situation and needs, and any other information known by the member, that: (i) the applicant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits; (ii) the applicant has a fair market net worth sufficient to sustain the risks inherent in the Limited Partnership, including loss of the investment and lack of liquidity; (iii) an investment in the Partnership is otherwise suitable for the applicant; and (iv) the applicant, along with one or more representatives, advisors or agents has the knowledge and experience in financial matters to be capable of evaluating the merits and risks of the offering. If this purchase is being executed in a discretionary account, the member has received prior written approval of the purchase by the customer. The member has informed the applicant of all pertinent facts relating to the liquidity and marketability of the Interests in the Partnership during the term of the investment, of the risks of unlimited liability regarding an investment as a General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

                 FOR MEWBOURNE DEVELOPMENT CORPORATION USE ONLY

                                             MEWBOURNE DEVELOPMENT CORPORATION
                                             Managing General Partner

                           ACCEPTED:         By: _______________________________
                                             Title: ____________________________

                                             Date: _____________________________

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